UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 7, 2008

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) Quest Software, Inc. (“Quest”) today announced that, following the filing on December 31, 2007 of its Quarterly Reports on Form 10-Q for the first three quarterly periods of 2007, it received a letter from the Board of Directors of The Nasdaq Stock Market confirming the Nasdaq staff’s determination that Quest has regained compliance with the periodic reporting requirement contained in Nasdaq’s Marketplace Rule 4310(c)(14). The Nasdaq Board also remanded to the Listing Qualifications Panel for further consideration Quest’s failure to hold its annual shareholders’ meetings in 2006 and 2007 and to solicit proxies from its shareholders, as required by Marketplace Rules 4350(e) and 4350(g).

On January 7, 2008, Quest received a Nasdaq Staff Determination Letter relating to Quest’s non-compliance with Marketplace Rules 4350(e) and 4350(g). Quest did not hold annual meetings of shareholders in 2006 or 2007 because it was unable to engage in proxy solicitation activity until such time as it completed its accounting restatement. Since Quest’s annual report for the year ended December 31, 2007 must accompany any solicitation of proxies for an annual meeting of shareholders, Quest intends to call and hold an annual meeting of shareholders and to solicit proxies for such meeting as soon as practicable after its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 has been filed with the Securities and Exchange Commission.

A copy of the press release issued by Quest announcing receipt of the Nasdaq Staff Determination Letter and the other matters described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Quest Software, Inc. on January 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: January 9, 2008	By:	/s/ Scott J. Davidson
Scott J. Davidson Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by Quest Software, Inc. on January 9, 2008.